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Exhibit 3.18

State of California Secretary of State	[SEAL]

        I, BRUCE McPHERSON, Secretary of State of the State of California, hereby certify:

        That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of
[SEAL]	AUG 23 2005
/s/ Bruce McPherson BRUCE McPHERSON Secretary of State

[SEAL]	State of California Secretary of State
ENDORSED—FILED in the office of the Secretary of State of the State of California
AUG 10 2005
LIMITED LIABILITY COMPANY CERTIFICATE OF MERGER (Corporations Code Section 17552)
Filing Fee—Please see instructions. IMPORTANT—Read instructions before completing this form.
This Space For Filing Use Only

1. Name of surviving entity: LABC Productions, LLC	2. Type of entity: LLC	3. Secretary of State File Number: 200517810115	4. Jurisdiction: California

5. Name of disappearing entity: LABC Productions, Inc.	6. Type of entity: corporation	7. Secretary of State File Number: 2727840	8. Jurisdiction: California

9. Future effective date, if any:	Month	Day	Year

10. If a vote was required pursuant to Section 17651 or Section 1113, enter the outstanding interests of each class entitled to vote on the merger and the percentage of vote required:

Surviving Entity		Disappearing Entity
Each class entitled to vote	Percentage of vote required	Each class entitled to vote	Percentage of vote required
member has one vote	100%—one member	1,000 shares Common	100%

11.	The principal terms of the agreement of merger were approved by a vote of the number of interests or shares of each class that equaled or exceeded the vote required.

SECTION 12 IS ONLY APPLICABLE IF THE SURVIVING ENTITY IS A DOMESTIC LIMITED LIABILITY COMPANY. COMPLETE ITEM 12 AND PROCEED TO ITEM 15.

12.	Requisite changes to the information set forth in the Articles of Organization of the surviving limited liability company resulting from the merger. Attach additional pages if necessary.

SECTIONS 13 AND 14 ARE APPLICABLE IF THE SURVIVING ENTITY IS A FOREIGN LIMITED LIABILITY COMPANY OR OTHER BUSINESS ENTITY. COMPLETE ITEMS 13 AND 14.

13.	Principal business address of the surviving foreign limited liability company or other business entity:
Address:
City: State: Zip Code: [SEAL]

14.	Other information required to be stated in the Certificate of Merger by the laws under which each constituent other business entity is organized. Attach additional pages if necessary.

15.	Number of pages attached, if any:

16.	I certify that the statements contained in this document are true and correct of my own knowledge. I declare that I am the person who is executing this instrument which execution is my act and deed.

Executive Vice President of DIRECTV Enterprises,
/s/ Larry D. Hunter	8/18/05	Larry D. Hunter LLC, Member	8/18/05

Signature of Authorized Person for the Surviving Entity	Date	Type or Print Name and Title of Person Signing	Date
Asst. Secretary of DIRECTV Enterprises, LLC Member
/s/ Janet L. Williamson	8/18/05	Janet L. Williamson	8/18/05

Signature of Authorized Person for the Surviving Entity	Date	Type or Print Name and Title of Person Signing	Date
/s/ Larry D. Hunter	8/18/05	Larry D. Hunter, Executive Vice Pres.	8/18/05

Signature of Authorized Person for the Disappearing Entity	Date	Type or Print Name and Title of Person Signing	Date
/s/ Janet L. Williamson	8/18/05	Janet L. Williamson, Asst. Secretary	8/18/05

Signature of Authorized Person for the Disappearing Entity	Date	Type or Print Name and Title of Person Signing	Date

SEC/STATE (REV. 03/2005)		FORM LLC-9—FILING FEE: SEE INSTRUCTIONS Approved by Secretary of State

State of California Secretary of State	[SEAL]

        I, BRUCE McPHERSON, Secretary of State of the State of California, hereby certify:

        That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of
[SEAL]	JUN 29 2005
/s/ Bruce McPherson BRUCE McPHERSON Secretary of State

File # 200517810115
[SEAL]	State of California Secretary of State
ENDORSED—FILED in the office of the Secretary of State of the State of California
LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION		JUN 24 2005

A $70.00 filing fee must accompany this form.

IMPORTANT—Read instructions before completing this form.		This Space For Filing Use Only

ENTITY NAME (End the name with the words "Limited Liability Company," "Ltd. Liability Co.," or the abbreviations "LLC" or "L.L.C.")

1.	NAME OF LIMITED LIABILITY COMPANY
LABC Productions, LLC

PURPOSE (The following statement is required by statute and may not be altered.)

2.	THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

INITIAL AGENT FOR SERVICE OF PROCESS (If the agent is an individual, the agent must reside in California and both Items 3 and 4 must be completed. If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and Item 3 must be completed (leave Item 4 blank).

3.	NAME OF INITIAL AGENT FOR SERVICE OF PROCESS
C T Corporation System

4.	IF AN INDIVIDUAL, ADDRESS OF INITIAL AGENT FOR SERVICE OF PROCESS IN CALIFORNIA CITY STATE ZIP CODE
CA

MANAGEMENT (Check only one)

5.	THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY:
☐ ONE MANAGER
☐ MORE THAN ONE MANAGER
☒ ALL LIMITED LIABILITY COMPANY MEMBER(S)

ADDITIONAL INFORMATION

6.	ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY. IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

EXECUTION

7.	I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

/s/ Jan Williamson	June 21, 2005

SIGNATURE OF ORGANIZER	DATE
Jan Williamson	[SEAL]

TYPE OR PRINT NAME OF ORGANIZER

RETURN TO (Enter the name and the address of the person or firm to whom a copy of the filed document should be returned.

8.	NAME	Jan Williamson
	FIRM	DIRECTV
	ADDRESS	2230 E. Imperial Highway
	CITY/STATE/ZIP CODE	El Segundo, CA 90245

LLC-1 (REV 03/2005)		APPROVED BY SECRETARY OF STATE

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  Exhibit 3.18